SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

July 14, 2016

Date of Report (Date of Earliest Event Reported)

CPSM, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-208007	98-0557091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2951 SE Waaler Street Stuart, FL	34997
(Address of principal executive offices)	(Zip Code)

(722) 236-8494

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 14, 2016, the Company entered into a real estate contract to sell the property located at 1055 SW Martin Downs Boulevard, Palm City, FL 34990 to Luke Walker for a total sales price of $300,000.  There is no relationship between any of the directors or officers of the Company and Mr. Walker.

The closing date for the transaction will be 60 days after the signing of the contract.

In the event of a default on the part of the Company, the buyer may either receive a refund of the deposits or seek specific performance.  If a refund is requested, the Company will be liable for the full amount of the brokerage fee.

In the event of a default on the part of the Buyer, the Company may either retain all deposits as agreed upon liquidated damages, consideration for the execution of the contract, and full settlement of the contract, upon which the contract will terminate, or it may seek specific performance.  If the Company retains the deposit, it will pay up to 50% of the forfeited deposits to the brokers up to the full amount of the brokerage fee.  If the buyer fails to timely place a deposit, then the Company may either terminate the contract or proceed with the contract without waiving any remedy for the buyer’s default.

Item 9.01 – Exhibits

Exhibit 10.1 – Real estate contract between Custom Pool & Spa Mechanics, Inc. and Luke Walker, signed July 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CPSM, Inc.

By:      /s/ Lawrence Calarco

Lawrence Calarco

Chief Executive Officer

Dated:  July 15, 2016

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